UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure.

On March 26, 2020, John Textor, Chief Executive Officer of FaceBank Group, Inc. (the “Company” or “FaceBank”) participated in Wall Street Reporter’s “Next Super Stock Live!”, a livestream event and discussed the pending transaction with fuboTV Inc. (“fuboTV”). As previously disclosed, on March 19, 2020, the Company entered into an Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (the “Merger Agreement”) by and among the Company, fuboTV Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and fuboTV, pursuant to which Merger Sub shall be merged with and into fuboTV and fuboTV shall continue as the surviving corporation and wholly owned subsidiary of FaceBank (the “Merger”).

Among other things, Mr. Textor discussed fuboTV results and metrics, including fuboTV’s 2019 revenues, which totaled $147 million, approximately $136 million of which was from subscribers and $11 million of which was from advertisements. For 2018, fuboTV’s revenues totaled $72 million, approximately $67 million of which was from subscribers and $5 million of which was from advertisements. At December 31, 2019, fuboTV achieved an annualized run rate of approximately $223 million and had roughly 317,000 subscribers, representing a 34% increase over the prior year. In addition, viewership increased in 2019 to 129 hours per subscriber per month, compared to 68 hours per subscriber per month in 2018, representing an 89% increase year over year.

Beginning March 26, 2020, the Company’s management will deliver the investor presentation attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Textor’s statements and the investor presentation attached hereto as Exhibit 99.1 may contain forward-looking statements, including regarding the closing of the Merger. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include those identified above, as well as those other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements in the event of new information, future developments or otherwise. These forward-looking statements are based on current expectations and speak only as of the date made.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: March 26, 2020	By	/s/ John Textor
John Textor
Chief Executive Officer